Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Announces New Term Loan Agreement

New Credit Terms Provide Increased Liquidity and Operational Runway

OVERLAND PARK, Kan., September 11, 2019 — YRC Worldwide Inc. (NASDAQ: YRCW) announced today it has completed a refinancing of its term loan obligations and entered into a term loan agreement (“Term Loan Agreement”) with funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) acting collectively as the Lead Lender for a $600 million facility which provides additional liquidity and has a less restrictive financial covenant. This is expected to create operational runway as the Company moves forward with its multi-year strategic initiatives designed to achieve sustained profitability.

“The new Term Loan Agreement provides the Company with increased liquidity through the elimination of annual principal amortization and the ability to reinvest cash proceeds from certain property sales back into the business. To successfully execute the Company’s multi-year strategy, it is essential we have a capital structure in place that provides added liquidity to invest in the initiatives we have planned and better positions the Company to navigate through cyclical economic environments,” said Stephanie Fisher, Chief Financial Officer of YRC Worldwide.

Key provisions of the new Term Loan Agreement as compared to the Company’s prior term loan agreement include:

•	Full elimination of the annual principal amortization of 3% ($18 million in cash savings per year);

•	A reduction in the interest rate to LIBOR + 750 basis points from LIBOR + 850 basis points;

•	Replacement of the total leverage covenant with a new covenant to maintain a minimum of $200 million in last-twelve-month Adjusted EBITDA (defined as Consolidated EBITDA in the Term Loan Agreement);

•	Ability to reinvest cash proceeds on certain future property sales (first $40 million over loan term); and

•	Maturity of June 2024 from July 2022.

“The execution of this refinancing is an important milestone for YRC Worldwide and a critical next step in our journey. This completes two of the five foundational elements of our multi-year strategic roadmap announced earlier this year. We have accelerated our efforts around these initiatives and securing the new financial structure allows us to move rapidly toward the $60 to $80 million in profit expansion we have targeted in 2020,” said Darren Hawkins, Chief Executive Officer of YRC Worldwide.

The strategic roadmap for the Company was designed to achieve sustained profitability. The key components of our multi-year strategic roadmap along with significant progress in each area are:

Strategic Focus Areas	Significant Progress Achievements in 2019

Labor contract ratification along with implementation of operational efficiencies	• National labor contract ratified in May 2019 • Improving mix of hourly wages with the use of part-time workers • Recently reached tentative agreement for the Reddaway contract

Capital structure improvement	• New term loan agreement improves financial stability

Network optimization

•  Approximately 25 service centers have been identified for consolidation by end of 2019

•  Rapid progress being made to identify opportunities and create efficiencies such as the consolidation of the New Penn headquarters’ administrative functions

Customer engagement/growth initiatives

•  Jason Bergman named new Chief Customer Officer to lead customer engagement initiatives, including expansion of non-LTL freight services

•  Completed the reorganization of our enterprise-wide sales force

Capital investment in equipment and technology	• Onboarded nearly 170 new box trucks to further reduce local cartage and short-term rental expense

“I am pleased with the rapid progress we have made in 2019 as critical foundational elements are now in place. Through the remainder of the year, we will be aggressively moving forward with the implementation of our operational flexibilities, the network optimization plan and improving customer engagement, which we believe will lead to improved profitability for the Company,” said Hawkins.

Updated Presentation of Adjusted EBITDA

The Company has included an updated presentation of Adjusted EBITDA, as defined by the new Term Loan Agreement for the first and second quarter of 2019 and 2018, the first half of 2019 and 2018, and the twelve months ended June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018. Additionally, presentation slides will be available on YRC Worldwide Inc.’s website at www.yrcw.com.

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Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is: a non-GAAP measure that reflects EBITDA, and further adjusts for net gains or losses on property disposals, non-cash impairment charges, letter of credit expenses, restructuring charges, transaction costs related to issuances of debt, nonrecurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense, union vacation restoration charges, and non-union pension settlement charges, among other items, as defined in our credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with the financial covenant in the company’s credit facilities and to pay certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenant in our term loan credit agreement. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, union vacation restoration charges, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to implement our multi-year strategy, including (without limitation) the sales of service centers, the achievement of identified operational efficiencies in our network, the implementation of operational flexibilities as provided by the new national labor contract, and improvements in our customer engagement initiatives; our ability to achieve the expected savings, improved profitability and profit expansion described in this news release; our achievement of increased liquidity our desired results in operations and business , as well as our ability to satisfy the financial covenant under the Term Loan Agreement, particularly in a weaker economic environment; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Eric Birge
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
913-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

YRC Worldwide Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Consolidated)

(Amounts in millions)

	Quarterly				First Half
YRCW Consolidated	1Q 2019	1Q 2018	2Q 2019	2Q 2018	2019	2018
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(49.1)	$(14.6)	$(23.6)	$14.4	$(72.7)	$(0.2)
Interest expense, net	26.5	25.5	27.8	25.5	54.3	51.0
Income tax (benefit) expense	(9.7)	(12.9)	9.1	10.4	(0.6)	(2.5)
Depreciation and amortization	40.0	37.7	38.5	37.6	78.5	75.3

EBITDA	7.7	35.7	51.8	87.9	59.5	123.6
Adjustments pursuant to Term Loan Agreement:
(Gains) losses on property disposals, net	1.6	3.2	(6.2)	2.2	(4.6)	5.4
Property gains on certain disposals	—	—	—	0.4	—	0.4
Impairment charges	8.2	—	—	—	8.2	—
Letter of credit expense	1.6	1.7	1.6	1.7	3.2	3.4
Transaction costs related to the issuances of debt	—	—	—	—	—	—
Permitted dispositions and other	(1.1)	0.5	—	0.2	(1.1)	0.7
Equity-based compensation expense	2.3	1.6	1.1	3.2	3.4	4.8
Non-union pension settlement charge	—	—	—	—	—	—
Other, net	1.1	(1.1)	1.0	1.4	2.1	0.3
Amounts subject to 10% threshold(a):
Nonrecurring consulting fees	2.4	1.5	1.9	1.7	4.3	3.2
Restructuring charges	—	0.6	0.5	0.6	0.5	1.2
Union vacation charge	—	—	4.2	—	4.2	—
Nonrecurring item (vendor bankruptcy)	3.7	—	—	—	3.7	—
Other, net	2.6	2.0	1.7	1.5	4.3	3.5

Adjusted EBITDA pursuant to prior Term Loan Agreement	30.1	45.7	57.6	100.8	87.7	146.5

Less:
Property gains on certain disposals	—	—	—	(0.4)	—	(0.4)
Adjustments in excess of 10% threshold (a)	—	—	(8.1)	—	(8.1)	—

Adjusted EBITDA pursuant to new Term Loan Agreement	$30.1	$45.7	$49.5	$100.4	$79.6	$146.1

	Last-Twelve-Months
YRCW Consolidated	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(52.3)	$(14.3)	$20.2	$(4.8)
Interest expense, net	107.8	105.5	104.5	102.9
Income tax (benefit) expense	13.0	14.3	11.1	(5.5)
Depreciation and amortization	150.9	150.0	147.7	146.9

EBITDA	219.4	255.5	283.5	239.5
Adjustments pursuant to Term Loan Agreement:
(Gains) losses on property disposals, net	(30.8)	(22.4)	(20.8)	3.7
Property gains on certain disposals	29.3	29.7	29.7	0.4
Impairment charges	8.2	8.2	—	—
Letter of credit expense	6.4	6.5	6.6	6.7
Transaction costs related to the issuances of debt	—	—	—	1.4
Permitted dispositions and other	(1.5)	(1.3)	0.3	0.4
Equity-based compensation expense	4.9	7.0	6.3	6.7
Non-union pension settlement charge	10.9	10.9	10.9	14.8
Other, net	1.9	2.3	0.1	0.5
Amounts subject to 10% threshold(a):
Nonrecurring consulting fees	8.8	8.6	7.7	5.2
Restructuring charges	1.6	1.7	2.3	2.3
Union vacation charge	4.2	—	—	—
Nonrecurring item (vendor bankruptcy)	8.0	8.0	4.3	—
Other, net	7.4	7.2	6.6	7.6

Adjusted EBITDA pursuant to prior Term Loan Agreement	278.7	321.9	337.5	289.2

Less:
Property gains on certain disposals	(29.3)	(29.7)	(29.7)	(0.4)
Adjustments in excess of 10% threshold (a)	(8.1)	—	—	—

Adjusted EBITDA pursuant to new Term Loan Agreement	$241.3	$292.2	$307.8	$288.8

(a)

Pursuant to the new Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the last-twelve-month consolidated Adjusted EBITDA for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges.

YRC Worldwide Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

(Amounts in millions)

	Quarterly				First Half
YRC Freight Segment	1Q 2019	1Q 2018	2Q 2019	2Q 2018	2019	2018
Reconciliation of operating income (loss) to adjusted EBITDA
Operating income (loss)	$(21.1)	$(6.9)	$16.0	$26.8	$(5.1)	$19.9
Depreciation and amortization	22.9	21.6	21.6	21.5	44.5	43.1
(Gains) losses on property disposals, net	1.1	2.8	(3.2)	1.7	(2.1)	4.5
Property gains on certain disposals	—	—	—	0.4	—	0.4
Impairment charges	8.2	—	—	—	8.2	—
Letter of credit expense	1.0	1.0	1.0	1.1	2.0	2.1
Non-union pension and postretirement benefits	(0.1)	0.6	(0.3)	0.6	(0.4)	1.1
Other, net	0.2	0.1	(0.4)	(0.1)	(0.2)	0.1
Amounts subject to 10% threshold(a):
Nonrecurring consulting fees	2.1	1.5	1.7	1.6	3.8	3.1
Restructuring charges	—	0.1	—	—	—	0.1
Union vacation charge	3.7	—	2.6	—	2.6	—
Nonrecurring item (vendor bankruptcy)	—	—	—	—	3.7	—
Other, net	0.3	1.3	0.5	0.9	0.8	2.2

Adjusted EBITDA pursuant to prior Term Loan Agreement	18.3	22.1	39.5	54.5	57.8	76.6

Less:
Property gains on certain disposals	—	—	—	(0.4)	—	(0.4)
Adjustments in excess of 10% threshold (a)	—	—	(4.7)	—	(4.7)	—

Adjusted EBITDA pursuant to new Term Loan Agreement	$18.3	$22.1	$34.8	$54.1	$53.1	$76.2

	Quarterly				First Half
Regional Transportation Segment	1Q 2019	1Q 2018	2Q 2019	2Q 2018	2019	2018
Reconciliation of operating income (loss) to adjusted EBITDA
Operating income (loss)	$(7.0)	$5.2	$2.6	$29.2	$(4.4)	$34.4
Depreciation and amortization	16.8	16.1	16.7	16.1	33.5	32.2
(Gains) losses on property disposals, net	0.5	0.4	(3.0)	0.4	(2.5)	0.8
Property gains on certain disposals	—	—	—	—	—	—
Letter of credit expense	0.5	0.6	0.6	0.5	1.1	1.1
Other, net	0.1	(0.2)	—	0.2	0.1	—
Amounts subject to 10% threshold(a):
Nonrecurring consulting fees	0.3	—	0.2	—	0.5	—
Union vacation charge	—	—	1.6	—	1.6	—
Other, net	0.1	0.5	0.4	0.4	0.5	0.9

Adjusted EBITDA pursuant to prior Term Loan Agreement	11.3	22.6	19.1	46.8	30.4	69.4

Less:
Property gains on certain disposals	—	—	—	—	—	—
Adjustments in excess of 10% threshold (a)	—	—	(2.1)	—	(2.1)	—

Adjusted EBITDA pursuant to new Term Loan Agreement	$11.3	$22.6	$17.0	$46.8	$28.3	$69.4

(a)

Pursuant to the new Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the last-twelve-month consolidated Adjusted EBITDA for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges.